Exhibit 4.18

English Translation

New Enrollment System Development Service Agreement

Party A: Beijing Decision Education & Consulting Co., Ltd.

Party B: [Name of a school or subsidiary of New Oriental China]

(1)	WHEREAS, Party A, a wholly owned foreign enterprise duly organized and existing under PRC laws, owns considerable technical capability and abundant business experience in software development and hardware services; and

(2)	WHEREAS, Party B, an independent private-funded school in China engaged in providing language training and relevant courses to the public, needs Party A to provide it the development and daily system maintenance services of the new enrollment system.

NOW, THEREFORE, through friendly negotiation and on the principle of equality and mutual benefit, in relation to the development and daily system maintenance services of new enrollment system provided by Party A to Party B and the payments by Party B for using new enrollment system under this Agreement, Parties hereby agree as follows.

1.	General Rules

1.1	Definition of “Enrollment System”: The enrollment system refers to the new enrollment system software designed and developed by professional staff organized by Party A after the acceptance of Party B’s commission and according to its requirements under the terms provided in this Agreement, and used legally by Party B. (“System” thereafter)

1.2	Responsibility of the System development: under the premise of profound acquaintance to the business procedure of Party B, Party A shall organize professional staff to develop the software system in accordance with the business and function requirements of Party B. Without written consent of Party B, Party A shall not assign the system development responsibility to any third party, in whole or in part.

1.3	System development cycle: upon the effectiveness of this Agreement, Party A shall fully complete the design and compilation plan of the entire system, obtain Party B’s confirmation, and execute the plan confirmation letter no later than [date]; Party A shall fully finish the installation and adjustment, accept the checking and acceptance of Party B or the institution appointed by Party B no later than [date]. Party A shall assume unconditionally amendment, upgrading or versioning obligations for System function defects, security defects and interface defects, if such defects still exist after the checking and acceptance.

1.4	Maintenance and training of the System: Party A provides maintenance services for the system’s malfunctions in the using process by Party B; Party A assumes the training of Party B’s stuff of system installation, using, daily maintenance and malfunction checking.

1.5	Ownership of the System: system is developed and accomplished by Party A, and both Parties possess user rights to the system jointly.

1.6	System expenses: Party B shall pay Party A Fees for System development and follow-on technical services and upgrading according to this Agreement.

2.	System Function

2.1	Under the promise of profound understanding between Parties, Party B is responsible for specifying requirements, and Party A is responsible for realizing system functions.

2.2	Final confirmation of the System functions shall be determined by the requirement research report, system design report (design plan), etc., acknowledged by Party B in writing. The research and requirement collection conducted by Party A upon Party B and the documents produced therewith constitute the annex of this Agreement, having legal effect together with this Agreement.

2.3	Basic functions of the System include, but are not limited to, registration management, cash flow-in management, students information management, teachers’ reward management, classroom resource management, data searching, data analysis, decision makings, internet based registration and cash flow-in management, refund and cash flow-out management, data security, operating interface design, data back-up, etc.

2.4	After checked, accepted and used normally by Party B, Party A can upgrade or expand the system under Party B’s commission for the purpose of the expansion or alteration of the System functional requirements as a result of the business expansion and change of Party B.

3.	System Defect

3.1	In the event that there are functional defects or operation interface defects in part after the checking and acceptance process, Party B shall inform Party A in writing. Party A shall respond within 24 hours after receiving the notice, and remove the impediments unconditionally through methods of amending program, upgrading or versioning in the time period confirmed by both Parties. The expenses thus arising out of shall be assumed by Party A, and Party A will be responsible for the loss of Party B.

3.2	In the event that the data security defects still exist after the checking and acceptance process, responsibility shall be assumed according to Article 7 of this Agreement “Responsibility on Data Security.”

4.	System Maintenance and Staff Training

4.1	In the course of normal use of the system by Party B, Party A shall resolve the system malfunctions other than the ones provided for in Article 3 of this Agreement within 12 hours after receiving the notice.

4.2	Within 7 days after passing the checking and acceptance, Party B shall begin the training of at least one of Party B employees on system’s installation, usage, daily maintenance and malfunction examination. Party B shall provide at least one employee to attend the training in the relevant period.

4.3	After the System’s amendment, upgrading and versioning, Parties must conduct training as provided for in Article 4.2.

5.	Intellectual Property and Source Code

5.1	Party A possesses all the intellectual property of System and the right of authorship in the system.

5.2	Party A possesses all the source codes of the System.

6.	System’s Checking and Acceptance

6.1	System shall be delivered to Party B from Party A for checking and acceptance no later than [date]. In the event that Party A delays in deliverance, it shall pay 1% of the total amount of the subject matter of this Agreement to Party B for each day overdue. In the event that the number of days overdue exceeds 30 days, Party B has right to refuse to check and accept.

6.2	System’s checking and acceptance can be conducted by either Party B or institutions appointed by Party B.

6.3	Party B shall dispatch personnel to do checking and acceptance within 7 days after deliverance by Party A. The system will be deemed to have been checked and accepted by Party B if Party B does not perform checking and acceptance after 7 days.

6.4	If the checking and acceptance is delayed or fails to pass due to the reasons provided for in Article 6.1 of this Agreement, Party B can terminate this Agreement. Party A shall refund prepaid payments, if any, to Party B, and compensate Party B for its losses.

7.	Responsibility on Data Security

7.1	Party A shall maintain warranty with the system data security of Party B in the course of the designing and development of System. Responsibility for System data security includes, but is not limited to: preventing illegal entry, preventing destruction of system caused by computer virus, data recovery and back-up, etc.

7.2	The damages caused as a result of using third party software or hardware by Party A in the design plan of data security of System shall not constitute exculpatory reasons for Party A.

7.3	In the event that data security defects are found after the checking and acceptance process and such defects result in loss of Party B, Party A shall remove the impediments unconditionally within 24 hours after receiving the notice, recover the data and amend, upgrade or revise the data security system. Party B reserves the right to require Party A to compensate for all the losses.

8.	Payment

8.1	Parties agree that Party B shall pay fees for using the System to Party A in accordance with the revenues and profits generated by such System.

8.2	Parties agree that the fee for using the System under this Agreement after its acceptance by Party B is [ ]Yuan/per student per time. Party A has the right to adjust the fee of using the System upon written notice to Party B at any time for any reason. Party B shall accept the adjusted fee in accordance with Party A’s written notice.

8.3	Unless otherwise notified by Party A to Party B, the fees of using the System under this Agreement should be paid monthly, deposited by Party B to the bank account designated by Party A, and Party A should issue legal invoice to Party B.

8.4	Taxes and expenses arising out of the execution and implementation of this Agreement shall be borne by Parties respectively according to law.

9.	Liability of Breach of Contract

9.1	In the event that Party B assigns the right of using the registration system under this Agreement to a third party without consent of Party A, Party A has the right to request Party B to stop this infringement and eliminate any impacts. Party B shall compensate Party A in the amount equal to twice of the profit of Party B gained as a result of the infringement and Party A reserves its right to sue Party B.

9.2	In the event that Party A breaches above provisions and causes losses and damages to Party B’s teaching business, Party A shall compensate Party B in the amount equal to twice of the loss sustained by Party B.

9.3	In the event that Party B fails to pay to Party A the usage fees for the registration system under this Agreement, it shall pay 0.05% of the overdue payment amount to Party A for each day overdue. In the event that the number of days overdue exceeds 30 days, Party A has the right to terminate this Agreement.

10.	Term and Termination

10.1	Term of this Agreement will be [period], commencing from the date of effectiveness of this Agreement. Upon the expiration, this Agreement may be renewed for five years by the agreement of both Parties, and the times of renewal shall be unlimited.

10.2	Any Party will be deemed to have breached the Agreement if it fails to perform any obligations hereinto; the non-breaching Party is entitled to issue written notice to terminate this Agreement to the breaching Party if the breaching Party has not taken any measures to cure or remedy the breach within 60 business days of the written notice to cure such breaches issued by the non-breaching Party. The non-breaching Party can terminate this Agreement at any time thereafter. If the breach is cured by the breaching Party within 60 business days of the written, this Agreement will continue to be effective.

11.	Dispute Resolution

11.1	The Parties shall use their best efforts in good faith to amicably settle any disputes or differences arising out of this Agreement. If an attempt to settle has failed, any Party can submit the disputes to Beijing Arbitration Commission for arbitration in Beijing in accordance with its rules of arbitration in effect. The arbitral award shall be final and binding upon both Parties.

11.2	“Dispute” in this clause means the dispute to the formation, time of formation, explanation of the content, performance, breach responsibility, and amendment, assignment, release and termination of this Agreement.

12.	Miscellaneous

12.1	This Agreement shall become effective upon the date of execution by both Parties. Parties may negotiate and enter supplementary contracts on matters not agreed upon herein. Supplementary contracts have equal effect as this Agreement.

12.2	Any provision of this Agreement will be deemed as severable in the jurisdiction where it conflicts with the laws in such jurisdiction. The enforceability and binding effect of such provision should not be affected in other jurisdictions.

12.3	This Agreement together with the documents referred to herein is the sole contract achieved by Parties for the subject of this Agreement. Except for the ones listed in this Agreement, the Parties will not be bound by other conditions, provisions, warranties or representations,

12.4	Amendments to this Agreement shall be valid only when made in writing and signed by both parties or their legal representatives with seal, and such amendments shall have the same effect as this Agreement.

12.5	The execution, validity, construction, performance, amendment, termination and dispute resolution of this Agreement will be governed by the laws of PRC.

12.6	Party B shall not assign this Agreement, in part or in whole, without the prior written approval of Party A.

12.7	The failure to require performance fully and timely of any provision shall not affect a party’s rights to require performance of such provision or other provisions of this Agreement at any time thereafter.

12.8	If a Force Majeure Event affects the performance of this Agreement, the Party affected by the Force Majeure Event shall immediately notify the other Party by means of telegraph, fax or other electronic forms, and shall furnish within fifteen (15) days thereafter sufficient evidence in writing of the occurrence of the Force Majeure Event. According to the Force Majeure’s impact on the performance of this Agreement, the Parties determine whether to release this Agreement, exempt the performance responsibility in part, or delay the performance.

12.9	Unless otherwise provided under this Agreement, “day” means calendar day, “business day” means the normal business day of Chinese commercial banks.

12.10	The annexes of this Agreement shall be considered as an integral part of this Agreement, and have the same effect.

12.11	This Agreement is executed in 4 originals and each Party holds two originals. Each Party has caused this Agreement to be executed by its duly authorized representative on the date of [date]:

Party A: Beijing Decision Education & Consulting Co., Ltd.

Authorized representative (signature):	/s/ authorized signature or seal

Party B: [Name of a school or subsidiary of New Oriental China]

Authorized representative (signature):	/s/ authorized signature or seal

English Translation

Schedule of Material Differences

One or more schools or subsidiaries of New Oriental China entered into new enrollment system development service agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Party B	Date of Effectiveness	Fee (per / enrollment)	Renewal

Guangzhou Haizhu District Privately-Funded New Oriental Training School	4/25/2005	RMB15 / enrollment	Note -1

Tianjin New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Xi’an Yanta District New Oriental School	10/31/2006	RMB30 / enrollment	Note -1

Nanjing Gulou New Oriental Advanced Study School	10/31/2005	RMB30 / enrollment	Note -2

Shenzhen New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Shenyang New Oriental Foreign Language Training School	4/25/2005	RMB30 / enrollment	Note -1

Chongqing New Oriental Training School	10/31/2006	RMB30 / enrollment	Note -2

Chengdu New Oriental School	11/25/2005	RMB30 / enrollment	Note -2

Party B	Date of Effectiveness	Fee (per / enrollment)	Renewal

Harbin Nangang District New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Changsha Furong District New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Taiyuan New Oriental Training School	8/25/2005	RMB30 / enrollment	Note -1

Jinan New Oriental School	10/31/2005	RMB30 / enrollment	Note -2

Changchun New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Zhengzhou New Oriental Training School	10/31/2005	RMB30 / enrollment	Note -2

Foshan New Oriental Training School	10/31/2006	RMB30 / enrollment	Note -1

Suzhou New Oriental School	5/1/2006	RMB30 / enrollment	Note -2

Shijiazhuang New Oriental School	5/1/2006	RMB30 / enrollment	Note -2

Fuzhou Gulou District New Oriental Training school	10/31/2006	RMB30 / enrollment	Note -2

Kunming Xishan New Oriental School	10/31/2006	RMB30 / enrollment	Note -2

Nanchang Donghu District New Oriental Language School	10/31/2007	Note -3	Note -2

Dalian New Oriental Training School	10/31/2007	RMB60 / enrollment	Note -2

Party B	Date of Effectiveness	Fee (per / enrollment)	Renewal

Lanzhou Chengguan District New Oriental School	3/1/2008	Note -3	Note -2

Xiamen Siming District New Oriental Education Training School	10/31/2009	RMB30 / enrollment	Note -2

Note -1	10.1 Upon the expiration, this Agreement can be extended as agreed upon by both Parties.

Note -2	10.1 Upon the expiration, the term may be renewed for another five years upon agreement of both Parties, and the times of renewal shall be unlimited.

Note -3	The fee was RMB60 / enrollment from June 1, 2011 to December 31, 2011 and RMB30 / enrollment from January 1, 2012 to May 31, 2012.